EXHIBIT 23.4





             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 19, 1996 on the financial statements of Gerrity Oil & Gas Corporation for the years ended December 31, 1994 and 1995 included in the Registration Statement on Amendment No. 1 to Form S-4 of Patina Oil & Gas Corporation (Registration Statement No. 333-572) into this Form 10-K, and into Snyder Oil Corporation's previously filed Registration Statements Nos. 33-54809 and 33-64219.






                                          ARTHUR ANDERSEN LLP



Denver, Colorado
March 22, 1996